UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 below regarding a deferred prosecution agreement is incorporated by reference into this Item 1.01, and a copy of such agreement (which was entered into on January 17, 2017) is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The description of such agreement set forth in this Current Report on Form 8-K is qualified in its entirety by such Exhibit 10.1.

Item 8.01.    Other Events.

On January 18, 2017, State Street Corporation announced that it has entered into a settlement agreement with the U.S. Department of Justice and the United States Attorney for the District of Massachusetts (together, the "DOJ") that resolves their investigation of the Company concerning six EMEA-based (Europe, Middle-East and Africa) clients that were overcharged for transition management services in 2010 and 2011. State Street has previously disclosed this investigation. State Street's news release with respect to this announcement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Under the terms of the agreement with the DOJ, State Street will, among other actions, pay a penalty of $32.3 million and enter into a deferred prosecution agreement. Pursuant to the terms of the deferred prosecution agreement, State Street has agreed to retain an independent compliance and ethics monitor for a term of three years (subject to extension).

As previously disclosed, the Securities and Exchange Commission ("SEC") has been conducting its own investigation into this matter. State Street is in discussions with the SEC Staff regarding a resolution of the matter and has reached an agreement in principle with the Staff of the SEC to pay a penalty of $32.3 million (equal to the penalty being paid to the DOJ). Resolution of the matter is subject to completion of negotiations with the SEC Staff on the other terms of the settlement, followed by review and consideration by the SEC.

State Street had previously recorded a total accrual of $42 million regarding the DOJ and SEC investigations in previously filed financial statements, and it has recorded a total additional accrual of $23 million in the fourth quarter of 2016 with respect to the DOJ settlement and potential SEC settlement.

As previously disclosed, State Street entered into a settlement with the U.K. Financial Conduct Authority in 2014 concerning this conduct.

Forward-Looking Statements

This report contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, operations and strategies and our discussions with the SEC Staff regarding a resolution of the SEC's investigation referenced in this report. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "will," "goal," "objective," "intend," "plan," "forecast," "outlook," "believe," "anticipate," "estimate," "seek," "may," "trend," "target," "strategy" and "expect," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this report. Important factors that may also affect future results and outcomes include, but are not limited to: a resolution of the SEC's investigation referenced in this report on the terms agreed upon with the SEC Staff or otherwise is not final and is subject to completion of negotiations with the SEC Staff on the other terms of the settlement, followed by review and consideration by the SEC, and the terms of any such settlement, including, without limitation, the amount of the related penalty, remain subject to change. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2015 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this report speak only as of the date hereof, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

Item 9.01.    Exhibits.

(d)    Exhibits

10.1	Deferred Prosecution Agreement dated January 17, 2017 between State Street Corporation and the U.S. Department of Justice and United States Attorney for the District of Massachusetts.

99.1    State Street News Release dated January 18, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President, General Counsel and Assistant Secretary
Date: January 18, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Deferred Prosecution Agreement dated January 17, 2017 between State Street Corporation and the U.S. Department of Justice and United States Attorney for the District of Massachusetts.
99.1	State Street News Release dated January 18, 2017.